UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 13, 2015

Hooper Holmes, Inc.
(Exact name of registrant as specified in charter)

New York	1-9972	22-1659359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

560 N. Rogers Road, Olathe, Kansas 66062
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 764-1045

N/A
(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

On August 13, 2015, Hooper Holmes, Inc., (the “Company”) issued a press release announcing that its Board of Directors has appointed Steven R. Balthazor as the Company’s interim Chief Financial Officer, effective on August 17, 2015, the day after the filing of the Company’s 10-Q for the second quarter 2015.

In connection with the appointment of Mr. Balthazor, the Company and Mr. Balthazor entered into a consulting agreement, entered into as of August 13, 2015 (the “Consulting Agreement”). Pursuant to the Consulting Agreement, Mr. Balthazor will be compensated on an hourly basis, with his total weekly compensation not to exceed $6,000 for any calendar week without approval by the Company’s CEO. The Consulting Agreement also provides that Mr. Balthazor will be entitled to and will receive 150,000 options to purchase shares of the Company’s common stock, which vest equally over a one year period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 3, 2015	HOOPER HOLMES, INC.

	By:	/s/ Henry Dubois
Henry Dubois
President and Chief Executive Officer